Registration No. 333-38866

As filed with the Securities and Exchange Commission on June 27, 2003.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in its Charter)

Delaware	59-1212264

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5800 Park of Commerce Boulevard, N.W. Boca Raton, FL	33487

(Address of Principal Executive Offices)	(Zip Code)

Nabi-Rockville Savings & Retirement Plan

(Full Title of the Plan)

Thomas H. McLain Nabi Biopharmaceuticals 5800 Park of Commerce Boulevard, N.W. Boca Raton, FL 33487 (561) 989-5800	Copy to: Constantine Alexander, Esq. Nutter McClennen & Fish LLP 155 Seaport Boulevard Boston, MA 02210-2604 (617) 439-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES

     On June 8, 2000, Nabi Biopharmaceuticals, a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (Registration No. 333-38866) (the “Registration Statement”) covering 100,000 shares of Common Stock, $.10 par value per share (the “Common Stock”), to be purchased pursuant to the Nabi-Rockville Savings & Retirement Plan (the “Plan”). Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also covered an indeterminate number of additional shares of Common Stock to be issued under the Plan as a result of a stock dividend, stock split, or other recapitalization. Pursuant to Rule 416(c) under the Securities Act, the Registration Statement also covered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

     On January 1, 2002, the Plan was merged into the Nabi Savings & Retirement Plan. Effective as of the merger date, the offering under the Plan was terminated. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement (the “Amendment”) to deregister 100,000 shares of Common Stock, an indeterminate number of additional shares of Common Stock, and an indeterminate amount of interests remaining unsold at the termination of the offering.

     The Plan will file with the Commission a Form 15 to suspend the duty under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file reports required by Section 13(a) of the Exchange Act with respect to the Plan interests. A duty to file reports under Section 13(a) or 15(d) will remain for the Common Stock and certain other classes of securities.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 27th day of June, 2003.

NABI BIOPHARMACEUTICALS

By:	/s/ Thomas H. McLain

Thomas H. McLain President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas H. McLain Thomas H. McLain	President, Chief Executive Officer, and Director	June 27, 2003

/s/ Mark Smith Mark L. Smith	Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, and Treasurer	June 27, 2003

/s/ David J. Gury David J. Gury	Chairman of the Board	June 27, 2003

* David L. Castaldi	Director

Geoffrey F. Cox, Ph.D.	Director

* George W. Ebright	Director

Signature	Title	Date

* Richard A. Harvey, Jr.	Director

* Linda Jenckes	Director

Stephen G. Sudovar	Director

*	Signed pursuant to a power of attorney filed with the Securities and Exchange Commission on June 8, 2000.

/s/ David J. Gury David J. Gury	Attorney-in-fact	June 27, 2003

     The Plan. Pursuant to the requirements of the Securities Act, the Plan administrator has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 27th day of June, 2003.

NABI-ROCKVILLE SAVINGS & RETIREMENT PLAN

By:	Nabi Biopharmaceuticals, Plan Administrator

By:	/s/ Mark Smith

Mark L. Smith Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, and Treasurer